SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 3, 2014

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwritten Offering of Common Stock

On April 3, 2014, Pacific Ethanol, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lazard Capital Markets LLC and Cowen and Company, LLC (collectively, the “Representatives”) pursuant to which the Company agreed to sell to several underwriters (collectively, the “Underwriters”) an aggregate of 1,750,000 shares of the Company’s common stock (“Shares”) in a firm commitment underwritten public offering (the “Offering”). All of the Shares are being sold by the Company to the Underwriters and will be sold to the public by the Underwriters at the closing of the Offering. The price to the public is $16.00 per Share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $15.04 per Share.

The net proceeds to the Company from the sale of the Shares are expected to be approximately $26 million after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company will use the net proceeds from this Offering to pay approximately $0.9 million in outstanding principal and accrued and unpaid interest owed under the terms of the Company’s senior unsecured notes issued on January 11, 2013 and will use the remaining balance of the net proceeds from this Offering for general corporate purposes. Pending the application of the net proceeds as described herein, the Company expects to invest the net proceeds in demand deposit accounts or short-term, investment-grade securities

The Shares are being issued and sold pursuant to an effective registration statement on Form S-3 (Registration No. 333-180731) and an effective registration statement on Form S-3 (Registration No. 333-195001) (as amended and supplemented to date, collectively, the “Registration Statements”).  A prospectus supplement relating to the Offering has been filed with the Securities and Exchange Commission.  The closing of the Offering is expected to take place on or about April 8, 2014, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions.

The Underwriting Agreement is attached hereto as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. Readers should review the Underwriting Agreement that is filed as an exhibit to this Current Report on Form 8-K for a complete understanding of the terms and conditions associated with the Offering. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

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Item 7.01.	Regulation FD Disclosure.

On April 3, 2014, the Company issued a press release announcing the pricing and terms of the above-described offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

In connection with the offering discussed in Item 1.01, the legal opinion letter of Troutman Sanders LLP, counsel to the Company, regarding the validity of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K. The legal opinion letter is also filed with reference to, and is hereby incorporated by reference into, the Registration Statements.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Number	Description

1.1	Underwriting Agreement, dated April 3, 2014, by and among the Company, Lazard Capital Markets LLC and Cowen and Company, LLC. (*)

5.1	Opinion of Troutman Sanders LLP

99.1	Press Release dated April 3, 2014

__________________

(*)	The agreement filed as exhibits to this report contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2014	PACIFIC ETHANOL, INC.

By: /S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright
Vice President, General Counsel & Secretary

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EXHIBITS FILED WITH THIS REPORT

Number	Description

1.1	Underwriting Agreement, dated April 3, 2014, by and among the Company, Lazard Capital Markets LLC and Cowen and Company, LLC.

5.1	Opinion of Troutman Sanders LLP

99.1	Press Release dated April 3, 2014

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